Exhibit 32.3
Certification Pursuant to 18 U.S.C.  Section 1350
(As Adopted Pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of DCT Industrial Trust Inc., the sole general partner of DCT Industrial Operating Partnership LP, a Delaware limited partnership (the “Partnership”), does hereby certify with respect to the Quarterly Report of the Partnership on Form 10-Q for the period ended June 30, 2018, as filed with the Securities and Exchange Commission (the “Report”) that, to his knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 3, 2018	/s/ Philip L. Hawkins
Philip L. Hawkins
President and Chief Executive Officer of DCT Industrial Trust Inc., general partner of DCT Industrial Operating Partnership LP